UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)
Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

__ Written communications pursuant to Rule 425 under the Securities Act

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2007, Old National Bancorp (the "Company") filed a Current Report on Form 8-K ("Form 8-K") announcing that the Company's Board of Directors (the "Board") had elected Arthur H. McElwee, Jr. as a director of the Company. At that time, it had not yet been determined upon which committees of the Board Mr. McElwee would serve. This Amendment to the Form 8-K is being filed to report that on July 25, 2007, the Board appointed Mr. McElwee to serve on the Risk and Credit Policy Committee and the Community and Social Responsibility Committee of the Board. No other change in the Form 8-K is being effected hereby.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: July 26, 2007

By: /s/ Jeffrey L. Knight____________________
 Jeffrey L. Knight
Executive Vice President, Chief Legal Counsel and
Corporate Secretary